           THIS AGREEMENT FOR THE SALE AND PURCHASE OF REAL ESTATE


     THIS AGREEMENT FOR THE SALE AND PURCHASE OF REAL ESTATE (this "AGREEMENT"), made and entered into this 18th day of December, 1995 (the "EFFECTIVE DATE"), by and among SUNTRUST BANK, ATLANTA, a Georgia banking corporation (the "SELLER"); SBC PROPERTIES, LLC (the "PURCHASER"); BELL, JACKSON & COMPANY (the "BROKER"); BAKER - DENNARD COMPANY (the "CO-BROKER"); and BELL, JACKSON COMPANY (the "ESCROW AGENT").


                          W I T N E S S E T H:  That;


     For and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. PURCHASE AND SALE. Upon the terms and provisions hereinafter set forth, Seller agrees to sell and Purchaser agrees to purchase all of that certain tract or parcel of land lying and being in COBB COUNTY, Georgia, containing approximately 1.2 ACRES as more particularly described on Exhibit "A", attached hereto and by this reference made a part hereof, together with any and all plants, trees, timber, shrubbery, improvements, and fixtures located thereon or attached thereto, and all rights, easements, licenses, and benefits appurtenant thereto (with said tract or parcel of land being hereinafter collectively referred to as the "PROPERTY").

     2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be FIVE HUNDRED-THOUSAND DOLLARS ($500,000.00). The Purchase Price shall be paid by Purchaser to Seller in cash, certified check or other good funds approved by Seller, at "Closing" (as hereinafter defined), as adjusted to reflect a credit in the amount of the Earnest Money paid hereunder and the probations between Purchaser and Seller described in Paragraph 9 hereof.

     3. EARNEST MONEY. Upon Purchaser's execution and delivery of this Agreement, Purchaser shall deliver to Escrow Agent the sum of TWENTY-FIVE-THOUSAND-DOLLARS ($25,000.00), which sum shall be held by Escrow Agent as earnest money. Such money, together with accrued interest, shall be collectively referred to as the "EARNEST MONEY." The Earnest Money shall be deposited in an interest bearing account in a financial institution mutually agreed upon by Purchaser and Seller, and shall be credited against the Purchase Price of the Property at Closing. For the avoidance of doubt, any and all interest earned shall accrue to the benefit of Purchaser. Unless Purchaser has terminated this Agreement pursuant to Paragraph 4 hereof, the Earnest Money shall become nonrefundable on the day after the Examination Period (as hereinafter defined) ends.

     4. EXAMINATION PERIOD.

                 a. Entering Property.   Purchaser shall have twenty-five (25)
days after the Effective Date hereof (the "EXAMINATION PERIOD") to enter upon the Property with Purchaser's authorized agents and employees and make such surveying, environmental, architectural, engineering, topographical, geological, soil and other tests, borings, studies and measurements as Purchaser deems necessary or desirable to review and examine the Property. Purchaser shall indemnify and hold Seller harmless from any claims, losses, damages, liabilities and expenses (including attorneys' fees) resulting from the activities of Purchaser or Purchaser's agents or employees on the Property prior to Closing. The indemnity contained in this Paragraph shall survive the Closing and any termination of the Agreement.

                 b. Survey; Reports. Upon its receipt thereof, Purchaser shall immediately make available to Seller copies of all surveys and reports made in connection with the activities of Seller and Seller's authorized agents and employees pursuant to subparagraph 4.a. above, at no cost to Seller. Such copies shall become the personal property of Seller regardless of whether the sale and purchase of the Property is consummated as described herein.



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


                 c. Termination Right. Purchaser shall have the right to terminate this Agreement at any time on or before the last day of the Examination Period if Purchaser in its sole judgment determines not to buy the Property. Purchaser shall make its election to terminate by giving Seller written notice of such election, in which event Escrow Agent shall pay Seller ONE HUNDRED DOLLARS ($100.00) of the Earnest Money as consideration for Seller's having removed the Property from the market and shall refund the balance of the Earnest Money to Purchaser, whereupon this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder except for any right or obligation under any Paragraph hereof which by its terms survives any termination hereof.

     5. REAL ESTATE BROKER.

                 a. Representation and Warranty. Seller and Purchaser each represent and warrant to the other that, except for Broker, neither has employed, retained or consulted any broker, agent, or finder in carrying on the negotiations in connection with this Agreement or the purchase and sale referred to herein.

                 b. Indemnity. Seller and Purchaser each hereby indemnifies and agrees to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party on account of any brokerage fee, commission or other compensation arising by reason of the indemnitor's breach of the foregoing representation and warranty. This subparagraph 5.b. shall survive Closing or any termination of this Agreement.

                 c. Brokers Commission. Purchaser, Seller and Broker acknowledge that Broker is representing Seller in this transaction and Baker - Denard Company is representing Purchaser in this transaction, and at Closing, upon the consummation of the transaction described herein, Seller shall pay a commission equal to SEVEN PERCENT (7%) of the Purchase Price to be divided evenly between Broker and Co-Broker.

                 d. Broker's Release. Broker and Co-Broker agree to deliver at closing a release and waiver of lien (i) acknowledging payment in full of all commissions due or to become due with respect to the Property and this Agreement and (ii) releasing and-discharging Seller, Purchaser and the Property from any and all commissions, fees and other compensation due or to become due with respect to this Agreement and the Property.

     6. TITLE.   At Closing, Seller shall convey the Property to Purchaser
subject only to the matters shown on Exhibit "B" attached hereto and by this reference made a part hereof and any other title matters waived by Purchaser as provided in this Paragraph (the "PERMITTED EXCEPTIONS"). Purchaser shall have until the thirtieth (30th) day after the Effective Date hereof to examine title to the Property and to give written notice to Seller of any objections which Purchaser may have, other than the Permitted Exceptions. if Purchaser fails to give notice to Seller by such date, Purchaser shall be deemed to have waived its right to object to such other title exceptions or defects. If Purchaser gives timely notice to Seller of objection to any title exceptions or defend other than the Permitted Exceptions: Seller shall have the right but not the obligation, until Closing to cure or satisfy all valid objections of which it was timely notified by Purchaser, and in addition, upon notice to , Seller may postpone the Closing by thirty (30) days in order that such objections might be cured. If any material title objection, of which Seller was timely notified, is not so satisfied by Seller by the date of Closing, then Purchaser shall have the right to terminate this Agreement by written notice to Seller, in which event Escrow Agent shall pay Seller ONE HUNDRED DOLLARS ($100.00) of the Earnest Money as consideration for Seller's having removed the the market and shall refund the balance of the Earnest Money to Purchaser, whereupon this Agreement shall and the parties hereto shall have no further rights or obligations hereunder except for any right or obligation under any Paragraph hereof which by its term survives any hereof If Seller does so cure or satisfy the objection, then this Agreement shall continue in effect. Purchaser shall have the right at any time to waive any objections that it may have made and thereby to preserve this Agreement in effect. For purposes of this Agreement a "material title objection" is one which materially impairs Purchasees ability to utilize the Property for Purchaser's intended purposes.



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

     7. CLOSING.

                 a. Date, Time and Place. Consummation of the sale and purchase of the Property (the "CLOSING") shall be held at 10:00 a.m. on JANUARY 15, 1996, or such earlier date as may be designated by notice from Purchaser to Seller delivered not less than five (5) business days prior to the selected date.

                 b. Location. Closing shall be held in the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, or at such other place in Atlanta, Georgia as designated by Seller.

                 c. Possession. Seller agrees to deliver possession of the Property to Purchaser at Closing.

     8. CLOSING DOCUMENTS. Seller agrees to deliver the following documents to Purchaser at Closing;

                 a. a limited warranty deed in the form attached hereto as Exhibit "C" describing the Property in accordance with Exhibit "A" hereto. Should the legal description of the Property taken from the Survey differ from Exhibit A", then upon the request of Purchaser, Seller shall execute a quitclaim deed conveying the Property based on the legal description taken from the Survey;

                 b. a sellers affidavit in the form attached hereto as Exhibit "D";

                 c. a certificate and affidavit of non-foreign status in the form attached hereto as Exhibit "E", pursuant to the provisions of Section 1445 of the United States Internal Revenue Code of 1954, as amended, and an affidavit of sources residence in the form attached hereto as Exhibit "F", pursuant to the provisions of Section 48-7-128 of the Official Code of Georgia Annotated; and

                 d. a Form 1099-S Information Sheet, a Form W-9 and such other documents and cuts to effect the transaction described herein as may be reasonably required by counsel to Purchaser or Title Company.

     9. TAX PRORATIONS. Real property ad valorem taxes for the current year shall be prorated as of the day of Closing on the basis of the most recently available tax bills. In the event that the actual taxes for the year differ from the basis for the proration, the parties shall promptly make the appropriate adjustment.

     10. CLOSING COSTS. At Closing, Seller and Purchaser shall pay the following respective costs and expenses:

                 a. Seller's Expenses. Seller shall pay (i) the Georgia transfer tax, (ii) the Broker's Commission, (iii) the fees and expenses of Seller's attorney, and (iv) any other costs and expenses actually incurred by Seller; and

                 b. Purchaser's Expenses. Purchaser shall pay (i) the cost of Purchaser's title examination, commitment and title insurance premium, (ii) all recording and filing fees for all recordable instruments executed and delivered by Seller at Closing pursuant to the terms hereof (iii) the cost of the Survey and reports, (iv) the fees and expenses of Purchaser's attorney, (v) the fees and of complying any all subdivisions ordinances and regulations in the event the conveyance contemplated hereunder Constitutes a subdivision, and (vi) any other costs and expenses actually incurred by Purchaser.

     11. EMINENT DOMAIN. Prior to Closing, if all or any material part of the Property is taken by eminent domain or if condemnation proceedings are commenced, Seller shall notify Purchaser, and Purchaser may elect by written notice to Seller and Escrow Agent (i) to terminate this Agreement and receive a retired of the Earnest Money, whereupon this Agreement shall terminate, and the parties hereto shall have no further rights or obligations hereunder, except for any right or obligation under any Paragraph hereof which by its terms survives any termination hereof, or (ii) to keep the Agreement in full force and effect, whereupon no reduction in the Purchase Price shall be made; however, Seller shall assign, transfer, and set over to Purchaser at Closing all of Seller's right, title, and interest in any awards that may be made for such taking.



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

     12. RISK OF FIRE/CASUALTY LOSS. Risk of loss or damage by fire or other casualty through the date of Closing shall remain with Seller. If all or a material portion of the Property is damaged by fire or other casualty prior to Closing, Purchaser may elect by written notice to Seller and Escrow Agent (i) to terminate this Agreement and receive a refund of the Earnest Money. whereupon this Agreement shall terminate, and the parties hereto shall have no further rights or obligations hereunder, except for any right or obligation under any Paragraph hereof which by its terms survives any termination hereof, or (ii) to keep the Agreement in full force and effect, whereupon the Purchase Price shall be reduced at Closing by all insurance proceeds actually awarded to Seller and not expended for restoration of the Property.

     13. COVENANT NOT TO COMMIT WASTE OR SALVAGE OR REMOVE TREES. Seller agrees not to commit or permit waste upon the Property, salvage or remove anything from the Property including trees, without Purchaser's written approval. Seller covenants that the Property shall remain in the same condition at Closing as it is at the time this Agreement is made, excepting natural wear and tear and as provided for in Paragraphs 11 and 12 hereof.

     14. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants the following to Purchaser:

                 a. Seller has entered into no agreement oral or written, not referred to herein, with reference to the Property and to Seller's actual knowledge neither Seller nor the Property are subject to any claim, demand, suit unfiled lien, proceeding or litigation of any kind, pending or outstanding, or threatened or likely to be made or instituted which would in any way be binding upon Purchaser or its successors or assigns, or affect or limit Purchasers or its successors or assigns', full use and enjoyment of the Property or which would limit or restrict Seller's right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby;

                 b. While this Agreement is in full force and effect Seller shall not (i) enter into any other option or sales contract for the Property (or any portion thereof) that is not expressly contingent on the termination of this Agreement (ii) execute any deeds, restrictive covenants or right of way agreements, or apply for or consent to any zoning change affecting the Property or take any other action that would materially adversely affect the Property or Purchaser's rights under this Agreement; or (iii) grant any casement, license or right to use the Property or portion thereof without Purchaser's written approval which shall not be unreasonably withheld or delayed;

                 c. To Seller's actual knowledge, there are no taxes, charges, or assessments of any nature or description, arising out of the conduct of Seller's business or the operation of the Property, which would constitute a lien against the Property that will be unpaid or not bonded at the date of the Closing, except for the lien of the applicable year's ad valorem property taxes;

                 d. The Property has not been used by Seller for the generation, treatment storage or disposal of any hazardous waste or other hazardous or toxic substances. To Sellers actual knowledge, (i) there are no toxic wastes, hazardous chemicals or nuclear wastes or similar materials (removal of which is required by or the maintenance of which is restricted, prohibited or penalized by an federal. state or local agency, authority or governmental unit) in, attributable to or affecting the Property; (ii) there are no landfills or dumping grounds containing decomposable materials located on the Property; and (iii) there are no underground storage tanks or pumps on, connected to or related to, in any way, the Property. Seller will not, after the Effective Date of this Agreement and up through Closing, place or allow to be placed on, installed on, or under the Property, any such toxic or hazardous wastes or materials, decomposable materials or underground facilities; and

                 e. That all representations, warranties and agreements of Seller contained in this Agreement are true and correct as of the date hereof and will be true and correct as of the date of Closing.

As used in this Paragraph 14, "ACTUAL KNOWLEDGE" shall mean and refer to the actual knowledge of H. Ted Watts, without any duty of obligation to inquire as to such matters, and the knowledge of any other former or current employees, officers, directors or agents of Seller or any subsidiaries or affiliate of Seller shall not be imputed to Seller. Seller acknowledges that H. Ted Watts is the current employee of Seller directly responsible for the Property. Except for the express representations and warranties of Seller set forth in this Agreement Purchaser acknowledges and agrees that the Property is being sold,






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

conveyed and assigned to Purchaser hereunder "AS IS, WHERE IS, AND WITH ALL FAULTS," without any other representation or warranty by Seller, and Seller has not made and is not making any other express or implied representations or warranties with respect to the Property, including, without limitation, any other representation regarding condition, merchantability or fitness for any particular purpose, zoning, subdivision requirements, the presence or existence of hazardous substances, hazardous materials, and hazardous wastes, any other environmental matters, suitability of sod or geology, and any past, present or future operating results, including expenses; and except for the representations and warranties expressly set forth in this Agreement, Purchaser acknowledges that Purchaser accepts the Property, without relying upon any such representation or warranty by Seller or by any other person and based solely upon Purchaser's own inspections, investigations, and analysis of the Property, and Purchaser hereby expressly renounces and waives any claim or cause of action it may have against Seller under an existing or future theory of law for any such matters.


     15. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants the following to Seller:

                 a. The execution and delivery and performance under this Agreement by Purchaser does not and will not result in any violation of, or be in conflict with or constitute a default under any agreement mortgage, deed to secure debt, deed of trust, indenture, license, security agreement, or any other instrument or any judgment, decree, order, statute, rule or governmental regulation;

                 b. No consent approval or authorization of or registration, qualification, designation, declaration, or filing with any governmental authority is required in connection with the execution and delivery of and performance of this Agreement by Purchaser, and

                 c. That all representations, warranties and agreements of Purchaser contained in this Agreement are true and correct as of the date hereof and will be true and correct as of the date of Closing.

     16. LIKE-KIND EXCHANGE. Subject to the provisions of subparagraphs 16.a. and 16.b. below, Purchaser agrees to cooperate with Seller in the event that Seller desires to effect an exchange of the Property for "like-kind" property in accordance with Section 1031 of the Internal Revenue Code.

                 a. Purchaser shall incur no additional expenses whatsoever in connection with Seller's consummation of the "like-kind" exchange and all such additional costs shall be paid by Seller, including any additional attorney's fees actually incurred and paid as a direct result of Seller's consummation of the "like-kind" exchange.

                 b. Anything in this Agreement to the contrary notwithstanding, should Seller for any reason be unable to make arrangements for the disposition of the Property in a "like-kind" exchange, including a deferred "like-kind" exchange arrangement (other than by reason of Purchaser's failure or refusal to perform), then, in such event, the purchase of the Property shall be consummated in accordance with the terms and conditions of this Agreement just as though the provisions of this Paragraph had been omitted herefrom.


     18. DISPUTES BETWEEN SELLER AND PURCHASER, Notwithstanding anything in this Agreement to the contrary, in the event of a dispute between Seller and Purchaser sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Earnest Money, together with such pleadings as it may deem appropriate, and thereupon on be discharged from all further duties and liabilities for the Earnest Money.

     19.  DEFAULT AND REMEDIES.

                 a. Seller's Default. In the event Seller defaults or fails to perform any of the covenants and conditions of the Seller in this Agreement, Purchaser's sole and exclusive remedy at law or in equity shall be to give written notice to Seller and Escrow Agent and for Seller to pay Purchaser an amount equal to the amount of the Earnest Money, as full liquidated damages. The parties acknowledge that Purchaser's actual damages in the event of a default by Seller under this Agreement will be difficult to ascertain, that such liquidated damages represent the parties' best estimate of such damages and that the parties believe such liquidated damages are a reasonable estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by O.C.G.A. Section 13-6-7, in the event of Seller's default and as compensation for Purchaser's entering into this Agreement and performing due diligence with respect to the Property. Such receipt of an amount equal to the amount of the Earnest Money shall be the sole and exclusive remedy of Purchaser by reason of a default by Seller under this Agreement, and Purchaser hereby waives and releases any right to sue Seller, and hereby covenants not to sue Seller, for specific performance of this Agreement or to prove that Purchaser's actual damages exceed the amount which is herein provided Purchaser as full liquidated damages. Upon termination of this Agreement on account of Seller's default, Escrow Agent shall refund the Earnest Money to Purchaser.

                 b. Purchaser's Default. In the event Purchaser defaults or fails to perform any of the covenants and conditions of the Purchaser of this Agreement, Seller's sole and exclusive remedy at law or in equity shall be to give written notice to Purchaser and Escrow Agent and for Escrow Agent to pay to Seller the Earnest Money, as full liquidated damages. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, that such liquidated damages represent the parties' best estimate of such damages and that the parties believe such liquidated damages are a reasonable estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages arc intended not as a penalty, but as full liquidated damages, as permitted by O.C.G.A. Section 13-6-7, in the event of Purchaser's default and as compensation for Sellers taking the Property off the market during the term of this Agreement. Such retention of the Earnest Money shall be the sole and exclusive remedy of Seller by reason of a default by Purchaser under this Agreement, and Seller hereby waives and releases any right to sue Purchaser, and hereby covenants not to sue Purchaser, for specific performance of this Agreement or to prove that Seller's actual damages exceed the Earnest Money which is herein provided Seller as full liquidated damages.

     20. COMPLETE AGREEMENT. This Agreement represents the complete understanding and agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, written or oral as to the matters contained herein. This Agreement may be amended only by written instrument signed by Purchaser and Seller. No requirement, provision, obligation or remedy of this Agreement shall be deemed waived unless done so expressly, in writing.
A waiver, however, once given, is not continuous, and the granting of a waiver, shall not limit the right to enforce such provision thereafter.

     21. SURVIVAL. Except for Paragraph 9 and the indemnities contained in subparagraphs 4.a. and 5.b. hereof, no terms, conditions, representations and provisions contained herein shall survive the Closing or termination hereof.

     22. NOTICES. Notices, elections and communications required hereunder shall be in writing and considered given when tendered to a nationally recognized overnight courier service, or deposited as U.S. Postal Service registered or certified mail return receipt requested and postage prepaid, using the addresses set forth below; provided, however, that a party's time period for responding to any such notice deemed to have been duly given shall not commence until such notice has been actually received at the other party's address.

      SELLER:                             SunTrust Bank, Atlanta
                                          H.T. Watts - 052
                                          P.O. Box 4418
                                          Atlanta, GA 30303

      With Copy to:                       Bell, Jackson & Company



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

                                          446 East Paces Ferry Road
                                          Atlanta, GA 30305

                     PURCHASER:           Arron I. Alembik
                                          3033 Maple Drive, N.W.
                                          Atlanta, GA 30305

Any party may, from time to time, by notice as herein provided, designate a different address or contact person to which notices shall be sent.

     23. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

     24. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of all parties hereto and their respective permitted successors and assigns.

     25. CAPTIONS AND HEADINGS. Captions and headings throughout this Agreement are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction, or meaning of any provision.

     26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and when attached hereto shall constitute a single instrument.

     27. SEVERABILITY. Should any portion of this Agreement or the application thereof to any person or circumstance be invalid or unenforceable to any extent by law, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and shall be enforced to the greatest extent permitted by law.

     28. PERFORMANCE DEADLINES. Notwithstanding anything herein to the contrary, in event the final date of performance by either party to this Agreement of any condition or obligation hereunder falls upon a non-business day (i.e., Saturday, Sunday, national holiday or local holiday recognized by major Atlanta, Georgia banks), the final date for performance of such condition or obligation shall be extended automatically and without notice until the next succeeding business day.

     29. ASSIGNMENT. Purchaser shall not assign this Agreement without prior written consent of Seller, which consent shall not be unreasonably withheld.

     30. OFFER AND ACCEPTANCE DEADLINE. This Agreement and the obligations of Purchaser herein are conditioned upon this Agreement being fully executed by Seller and returned to Purchaser on or before DECEMBER 18, 1995. At 5:00 P.M. If this Agreement is not so executed and delivered it will be deemed null and void and of no legal effect.

     31. TIME OF ESSENCE.  Time is of the essence in this Agreement.

     32. The Property is restricted against the use as a financial institution until after January 16, 1996.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof.




                         SIGNATURES ON FOLLOWING PAGE

SELLER:

SUNTRUST BANK, ATLANTA

                       By:  /s/ H. T. Watts
                            ----------------------------
                                H. T. Watts, RPA
                                First Vice President

                       By:  /s/ Diane H. Clark
                            ----------------------------
                                Diane H. Clark
                                Assistant Vice President

                                                       [BANK SEAL]

PURCHASER:

SBC PROPERTIES, LLC, A GEORGIA LIMITED LIABILITY COMPANY
                      IN FORMATION

                       By:  /s/ Arron I. Alembik
                            ----------------------------
                                Arron I. Alembik
                                Manager

BROKER:

BELL, JACKSON & COMPANY

                       By:  /s/ James P. Jackson
                            ----------------------------
                                James P. Jackson
                                Partner

CO-BROKER:

BAKER - DENNARD COMPANY

                       By:
                           -----------------------------
                                John K. Baker


ESCROW AGENT:

BELL, JACKSON & COMPANY

                       By:  /s/ James P. Jackson
                           -----------------------------
                                James P. Jackson
                                Partner

                                 EXHIBIT A

  14. 8

     ALL THAT TRACT or parcel of land lying and being in Land Lot 578 and 579 of the 17th District, Second Section, Cobb County, Georgia, and being more particularly described as follows:

     BEGIN at an iron pin set on the northeasterly right-of-way line of Franklin Road (with a width as shown on the below survey), which pin is located 657.40 feet in a southeasterly direction from the point formed by the intersection of said right-of-way line with the southerly right-of-way line of the Marietta Parkway-State Road 120 Loop; running thence North 34 degrees 00 minutes 00 seconds East, a distance of 248.33 feet to an iron pin set; running thence
South 54 degrees 12 minutes 01 second East, a distance of 209.95 feet to an iron pin set on the northwesterly right-of-way line of a proposed road (having an 80'-wide right-of-way); running thence in a southwesterly direction along said right-of-way line and along the arc of a curve having a radius of 660' (said arc being subtended by a chord with a bearing of South 33 degrees 50 minutes 23 seconds West with a length of 3.69 feet) a distance of 3.69 feet to a point; running thence along said right-of-way line South 34 degrees 00 minutes 00 seconds West a distance of 244.64 feet to an iron pin set on the northeasterly right-of-way line of Franklin Road; running thence along said right-of-way line of Franklin Road North 54 degrees 42 minutes 00-seconds West, a distance of 156.71 feet to a point; thence continuing along said right-of-way line and along the arc of a curve having a radius of 764.51 feet (said arc being subtended by a chord on a bearing of North 52 degrees 43 minutes 41 seconds West with a length of 53.28 feet) a distance of 53.29 feet to the POINT OF BEGINNING; said tract or parcel of land containing 1.200 acres, all according to a Plat of Survey by Jack R. Busby, Georgia Registered Land
Surveyor No. 1875, dated September 2, 1983, and last revised April 3, 1984.



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

                                  EXHIBIT "B"

                             (Permitted Exceptions)

1.   Zoning Ordinances Affecting the Property.

2.   General Utility Easements serving the Property.

3. Ad valorem real property taxes for the current year, not yet due and payable.

4. Reciprocal easement agreement by and between Parkway 75 Shopping Center Associates, LTD, and SUNTRUST BANK, ATLANTA of Cobb County, NA, dated April 9, 1984, Recorded in Deed Book 3096, Page 192, Cobb County, Georgia.

5. Easement from SUNTRUST BANK, ATLANTA of Cobb County, NA, to LaSalle Fund III, dated February 28, 1990, Recorded in Deed Book 5660, Page 437, Cobb County, Georgia.

6. Restrictions contained in Warranty Deed by and between Parkway Associates, LTD and SUNTRUST BANK, ATLANTA of Cobb County, NA, dated April 9, 1984, Recorded in Book 3093, Page 449-503, Cobb County, Georgia.



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
                                   EXHIBIT "C"

After recording, return to:
___________________________
___________________________
___________________________
___________________________

                            LIMITED WARRANTY DEED


     THIS INDENTURE, made as of the __ day of _______, ____, between SUNTRUST BANK, ATLANTA, a Georgia banking corporation (hereinafter referred to "Grantor") and _______________________, a __________________ (hereinafter referred to as "Grantee") (the words "Grantor" and "Grantee" to include their respective heirs, legal representatives, successors, and assigns where the context requires or permits);

                           W I T N E S S E T H: THAT

     Grantor, for and in consideration of the sum of TEN AND NO/1OO DOLLARS ($10.00) and other good and valuable consideration in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed, and confirmed, and by these presents does grant, bargain, sell, alien, convey, and confirm unto Grantee, all those tracts or parcels of land lying and being in Land Lot ____ of the ____ District of _______ County, Georgia, being more particularly described in Exhibit "A", attached hereto and incorporated herein by this reference (hereinafter referred to as the "Land");

     TOGETHER WITH all buildings, structures, and improvements thereon and all rights, members, easements, and appurtenances appertaining to the Land and all right, title, and interest of Grantor in and to alleys, streets, and rights-of-way adjacent to or abutting the Land (the Land, together with the foregoing, is hereinafter referred to as the "Property");

     TO HAVE AND TO HOLD the Property, without warranty as to the matters set forth in Exhibit "B" hereto, with all and singular the rights, members, and appurtenances thereof, to the same being, belonging, or in anywise appertaining to the only proper use, benefit, and behoof of Grantee forever in FEE SIMPLE;

     AND Grantor will warrant and forever defend the right and title to the Property unto Grantee against the claims of all persons whomsoever claiming by, through or under Grantor, except as to claims arising under those matters set forth in Exhibit "B" hereto.

     IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

                                          GRANTOR:
Signed, sealed, and deliv-
ered in the presence of:                  SUNTRUST BANK, ATLANTA,
                                          a Georgia banking corporation

_______________________________
Witness                                   By: __________________________________
                                                   Name:  H. Ted Watts
                                                   Title: First Vice Pres.
_______________________________
Notary Public
                                          By: __________________________________

My Commission Expires:                              Name: ______________________

                                                    Title:______________________

_______________________________                                [BANK SEAL]
[NOTARIAL SEAL]


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
                                  EXHIBIT "D"

                               SELLER'S AFFIDAVIT

           Personally appeared before me __________ ("Deponent"), who, being duly sworn according to law deposes and says to the best of his knowledge and belief, as follows:

           1. That Deponent is _____________ of SUNTRUST BANK, ATLANTA, a Georgia banking corporation ("Seller"),and as such is familiar with the matters set forth herein, which are stated to the best of both knowledge;

           2. That TCB owns the fee simple interest in and to that certain tract or parcel of land described Exhibit "A", attached hereto and incorporated herein by this reference (the "Property");

           3. That the lines and corners of the Property are clearly marked, and there is no pending litigation dispute regarding such lines and corners;

           4. That all improvements on the Property are within the boundary lines of the Property and do not encroach on any other land;

           5. That there has been no violation of any restriction that may have been imposed on the Property any predecessor in title to the Property, governmental authority, or any other person or entity whatsoever;

           6. That no improvements or repairs have been made upon the Property by Seller during the ninety-five (95) days immediately preceeding the date hereof or, in the event such improvements or repairs have been made, that they are completed and that all costs incurred in connection therewith have been fully paid or will be paid in the ordinary course of business; that there are no outstanding bills incurred by Seller for labor, services and/or materials used in making improvements or repairs on the Property, or for services of architects, surveyors or engineers in connection therewith

           7. That all assessments and bills payable by Seller for utilities used in connection with the Property including, but not limited to, sidewalk or other street improvements and water and sewer assessments and/or service, paid through the date hereof;

           8. That there are no pending suits, proceedings, judgments, bankruptcies, executions, liens (other than the lien for ad valorem taxes not yet due and payable as of the date hereof), claims of lien, taxes, special assessments sewerage or street improvements, deeds to secure debt, mortgages, or other encumbrances, or tenancies, assessment restrictions encroachments, leases, subleases, occupancies, easements, prescriptive easements or rights-of-way or use. Authorization ordinances for streets, sewerage, or other public improvements that could in any way either affect the to or possession of the Property or constitute a lien thereon, except as described in Exhibit "B", attached hereto as incorporated herein by this reference;

           9. That there is no outstanding indebtedness of Seller for equipment, appliances, or other fixtures attached to the Property;

           10. That Seller knows of no persons or parties in possession of the Property other than SUNTRUST BANK, ATLANTA or anyone claiming under it;

           11. That, except ____________________ ("Broker"), Seller has not engaged any "Broker" services (as defined in O.C.G.A. Section 44-14-601) with regard to the purchase, sale, management, lease, option, or other conveyance of any interest in the Property; as to Broker, the closing statement executed in connection with the sale Property to ________________ ("Purchaser") reflects payment in full satisfaction of all amounts owed to Broker with respect to the Property; and as of the date hereof, Seller has not received any notice of lien from Broker any other real estate broker, salesman, agent or similar person relating to the Property;

           12. That this Affidavit is made with the knowledge that it will be relied upon by Purchaser in acquiring the Property and by _______________ Title Insurance Company in issuing an owner's title insurance policy in favor of Purchaser.


Sworn to and subscribed                               _____________________
before me this ____ day                               H. Ted Watts
of _________________;


_____________________________
Notary Public

My Commission Expires:

_____________________________

[NOTARIAL SEAL]

                                  EXHIBIT "E"

                      CERTIFICATION OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ("Purchaser"), that withholding of tax is not required upon my disposition of a U.S. real property interest to Purchaser, the undersigned, hereby certifies the following:

              1. SUNTRUST BANK, ATLANTA ("Seller") is not a nonresident alien for purposes of U.S. income taxation;

              2. Seller's taxpayer identification number is 58-0466330; and

              3.   Seller's address is:

                   25 Park Place
                   Atlanta, Georgia 30303
                   Attn:  Real Estate Planning and Construction

I understand that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein may be punished by fine, imprisonment, or both. Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete.


Date:  ______________

                                        ____________________________
                                                H. Ted Watts

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

                                 EXHIBIT "F"

                       AFFIDAVIT OF SELLER'S RESIDENCE

SUNTRUST BANK, ATLANTA                                             58-0466330
Seller's Name
                                                 Seller's Identification Number (SSN or FEI)
25 Park Place
Atlanta, Georgia 30303                           N/A
Attn: Real Estate Planning and Construction      Spouse's Identification Number
Street Address                                   (if jointly owned)


                                  INSTRUCTIONS

 This form is provided to be executed by the seller and furnished to the buyer to establish Georgia residency, such that withholding from the proceeds of the sale of property are not subject to the withholding laws of this state. (S O.C.G.A. Section 48-7-128.)

 Sellers are not subject to withholding from the proceeds of sale if either they reside in Georgia, or they are deemed to be Georgia resident by virtue of the fact that they have filed Georgia tax returns in the preceding two years, do business or own property in Georgia, intend to file a Georgia Tax return for the current year, and, if a corporation or limited partnership, a registered to do business in this State.

 Buyer is not required to withhold if this affidavit (or one in substantially the same form) is submitted to the Department in lieu of a withholding tax return.

 The seller is to execute this affidavit by placing an initial in the blanket preceding statements which apply.

 Seller is exempt from withholding on the sale of property because:

        XX
 ________________  Seller, is a resident of Georgia

 Seller is not a resident of Georgia, but is deemed a resident for purposes of withholding by virtue of the following:

 ________________  Seller is a nonresident who has filed Georgia tax returns for the preceding two years; and

 ________________  Seller is an established business in Georgia and will continue substantially the same business in Georgia at the sale OR the seller has real property in the State at the time of closing of equal or greater value than withholding tax liability as measured by the 100% property tax assessment of such remaining property, and

 ________________  If seller is a corporation or limited partnership, seller is registered to do business in Georgia; and

 ________________  Seller will report the sale on a Georgia Income Tax Return for the current year and file by its due date.

 Under penalty of perjury, I swear that the above information is, to the best of my knowledge and belief, true, correct, and complete.

 _________________________________________       _____________________________
 H. Ted Watts, First Vice President              Date
 Seller's signature (and Title, if applicable)

 Sworn to and subscribed before me
 this ___ day of __________________.

 _____________________________________
 Notary Public

 My commission expires:

 _____________________________________